PRICING SUPPLEMENT NO. 55                                         Rule 424(b)(3)
DATED: April 6, 1998                                       File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $12,000,000  Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:            Fixed Rate Notes [_]     Certificated Notes [_]
April 6, 1998


Maturity Date:                  CUSIP#: 073928 AP 8
April 6, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)

N/A                      N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly


[_]       CMT Rate


Initial Interest Rate: ***


 Index Maturity:  Three Months

 Spread (plus or minus): -0.06%

----------------------------------------------------
*     07/06/98, 10/06/98 and 01/06/99.

**    07/06/98, 10/06/98, 1/06/99 and 04/06/99.

***   5.61188%

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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